Exhibit 99.2

[CBRL GROUP, INC. LOGO]	POST OFFICE BOX 787
LEBANON, TENNESSEE
37088-0787

C B R L  G R O U P,  I N C.

Investor Contact:	Diana S. Wynne
Senior Vice President, Corporate Affairs
(615) 443-9837

Media Contact:	Julie K. Davis
Director, Corporate Communications
(615) 443-9266

CBRL GROUP REPORTS MAY COMPARABLE SALES

LEBANON, Tenn. – June 3, 2008 – CBRL Group, Inc. (“CBRL”) (Nasdaq: CBRL) today reported comparable store sales for its Cracker Barrel Old Country Store® restaurants and gift shops for the four-week period ending Friday, May 30, 2008.  The sales are compared with the four-week period ending June 1, 2007,  not the prior-year fiscal period.

●	Comparable store restaurant sales were flat, including the effect of an approximately 3.5% higher average check that resulted primarily from an average menu price increase of approximately 3.7%.
●	Comparable store retail sales were up 2.3%.
●	Year-to-date fiscal 2008 comparable store restaurant sales increased 0.9%, which included the effect of an approximately 3.3% higher average check. Comparable store retail sales were down 0.4%.

Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 576 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states.

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